UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 21, 2024

FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas , 45th Floor
New York, New York 10105
(Address of principal executive offices and zip code)
(212) 798-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01.	Regulation FD Disclosure

On May 21, 2024, certain subsidiaries (“Jefferson”) within the Jefferson Terminal segment of FTAI Infrastructure Inc. (“FIP”), and The Port of Beaumont Navigation District of Jefferson County, Texas (the “Port”), announced that the Board of Commissioners of the Port of Beaumont Navigation District of Jefferson County, Texas approved the issuance by the Port of an additional $35 million of Series 2024 Bonds. As a result, the Port is authorized to issue up to $385 million of Series 2024 Bonds in the previously announced offering.

Additionally, on May 21, 2024, Jefferson and the Port announced that they have extended the expiration of the previously announced Invitation to Offer Bonds for Purchase, dated May 14, 2024 (the “Invitation”), for the purchase through a cash tender offer (the “Tender Offer”) of certain of the Port’s outstanding Series 2020A Bonds and Series 2021A Bonds (the “Target Bonds”).

The expiration date for the Tender Offer, previously scheduled for 5:00 p.m., Eastern Time, on May 21, 2024, has been extended to 5:00 p.m., Eastern Time, on May 28, 2024, unless further extended or earlier terminated. This is also the deadline for holders who have tendered Target Bonds in the Tender Offer to be able to validly withdraw such Target Bonds. For the avoidance of doubt, the announcement of the final results and acceptance date for the Target Bonds is currently expected to be on or about May 29, 2024 and the Settlement Date is currently expected to be on or about June 19, 2024.

The Tender Offer is subject to certain conditions as described in the Invitation. The Port may, in its sole discretion, terminate, extend or amend the Tender Offer as described in the Invitation.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 does not constitute an offer to purchase or sell, or a solicitation of an offer to purchase or sell, the Series 2024 Bonds, the Target Bonds, or any other security, nor shall there be any purchase or sale of these securities in any state or other jurisdiction in which such an offer, solicitation or purchase or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

 Cautionary Language Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934.  Words such as, but not limited to, “will,” “believes,” “expects,” “anticipates,” “plans,” “could,” “may,” “should,” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements in this current report include, among other things, statements about FIP’s and Jefferson’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of FIP and Jefferson; and the anticipated timing of the Tender Offer. Risks and uncertainties include, among other things, risks related to the timing and satisfaction of the conditions of settlement of the Tender Offer in the anticipated timeframe or at all; risks related to Jefferson’s ability to realize the anticipated benefits of the projects to be financed by the offering of the Series 2024 Bonds; risks related to Jefferson’s ability to meet its obligations under the definitive documents for the offering, including scheduled principal and interest payments on the Series 2020, Series 2021 and Series 2024 Bonds; future commodity prices, exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and competitive developments. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those reflected in such statements. Accordingly, FIP cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review FIP’s filings with the SEC, including, but not limited to, FIP’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 22, 2024

FTAI INFRASTRUCTURE INC.

/s/ Kenneth J. Nicholson

Kenneth J. Nicholson

Chief Executive Officer and President